UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. __ )

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement

☒	Definitive Additional Materials - President's letter accompanying Form 10-K
☐	Soliciting Material Pursuant to §240.14a-12

Croff Enterprises, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2006 PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of

Croff Enterprises, Inc.

will be held at:

3773 Cherry Creek Drive North
Suite 1025
Denver, Colorado

on

December 5, 2006, at 11:00 A.M.

General Information & Incorporation by Reference:

THIS PROXY STATEMENT IS BEING MAILED ON APPROXIMATELY NOVEMBER 17, 2006 TO ALL CROFF SHAREHOLDERS OF RECORD IN CONNECTION WITH THE SOLICITATION OF THEIR VOTE BY THE CHAIRMAN OF THE BOARD OF DIRECTORS OF CROFF ENTERPRISES, INC. ("the Company" or "Croff") with regard to its Annual Meeting to be held on December 5, 2006 at 11:00 a.m. at 3773 Cherry Creek Drive North #1025, Denver, Colorado 80209, Telephone: (303) 383-1555. This Proxy Statement should be reviewed in connection with the copy of the Annual Report filed on SEC Form 10-K dated December 31, 2005 and Croff's 10-Q for the quarter ending June 30, 2006.

VARIOUS ITEMS OF IMPORTANT INFORMATION AND ACCOUNTING FOR THE COMPANY RELATED TO THIS PROXY STATEMENT SUCH AS "DESCRIPTION OF THE BUSINESS" ARE SET-OUT IN THE ENCLOSED ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORT ON FORM 10-Q, AVAILABLE ONLINE OR FROM THE COMPANY (SEE OTHER INFORMATION PARAGRAPH OF THIS PROXY STATEMENT FOR MORE INFORMATION). SUCH DETAILED INFORMATION MAY BE RELEVANT IN REVIEWING THIS PROXY STATEMENT, BUT IS NOT REPEATED IN THIS DOCUMENT. ACCORDINGLY, EACH SHAREHOLDER SHOULD REFER TO THE FORMS 10-K AND 10-Q BEFORE COMPLETING THEIR PROXY BALLOT.

Proxies voted in accordance with the accompanying ballot form, which are properly executed and received by the Secretary to the Company prior to the Annual Meeting, will be voted. Shareholder proposals are discussed at page 9.

Revocability of Proxy

A shareholder returning the enclosed proxy ballot has the power to revoke it at any time before it is exercised and may do so by written notice to the Secretary of the Company at the address set forth above, effective upon receipt of such written notice, or by voting in person at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute revocation of a proxy.

Solicitation and Voting Procedures

The record date for the determination of shareholders entitled to vote at the Annual Meeting is the close of business on October 31, 2006. There were issued, outstanding and entitled to vote on such date approximately 551,244 shares of the 20,000,000 authorized common shares. The Company has only one class of Common Shares, each of which is entitled to one vote. The Company does not have cumulative voting. Accordingly, each shareholder must vote all of his shares on each separate ballot proposal or nominee, or abstain from voting on that item or person. The Company will bear all costs of this proxy solicitation.

The Company has two classes ("A" & "B") of non-voting preferred shares. No "A" shares have been issued. Each holder of common stock, as of 1996, was issued one share of class "B" preferred stock for each common share owned. In 2005 the Croff majority shareholder tendered for the preferred B shares and obtained 67.2% of the preferred B shares. The preferred shares are non-voting as to general corporate matters and will not be counted for quorum or voting purposes in this Proxy solicitation.

Common shares entitled to vote will be determined based upon the official shareholder record of October 31, 2006. Actual votes cast will be determined by the physical counting of votes in person or proxy by the Inspector of Elections to be appointed prior to the meeting by the Board of Directors. Any dispute as to votes or entitlement to vote will be decided by majority vote of the Board of Directors. Abstentions and broker non-votes will not be counted for either quorum or ballot purposes.

As to each item to be voted upon in this Proxy, a numerical majority of the issued and outstanding shares must be present or voted by Proxy at the meeting. Each proposal to be voted upon will only be adopted by a majority vote of shares voted at the meeting, provided a quorum is present. That is, a quorum will be established by the presence in person or by proxy of 275,622 shares. Each item will be adopted by an affirmative vote of a majority of those present in person or by proxy, as determined by the Inspector of Elections.

There are no matters to be voted upon as described by this Proxy upon which management will proceed absent majority shareholder approval as described above.

It is noted that the Principal Shareholders, as described below, hold sufficient shares to approve all matters to be voted upon and intend to vote in favor of the proposals and nominees described in this Proxy.

Dissenting Shareholders Rights

Any dissenting shareholder's rights of Croff shareholders are deemed to arise under Utah Law. In essential terms, dissenting shareholder rights afford minority shareholder's the right to "dissent" from certain corporate actions approved by the majority of shareholders if they do not believe the economic treatment they are to receive from such company actions are fair or equitable. In most cases this would involve situations where the shareholder is receiving compensation from or for the shareholder's shares as a result of a merger, acquisition or sale of assets.

Management has determined there are no actions or proposals in this Proxy giving rise to dissenting shareholder rights.

This Proxy is solicited on behalf of Croff's Chairman of the Board of Directors who urges your vote in favor of the matters proposed.

Matter to be Voted Upon

The following constitutes a listing of the matters to be voted upon at the meeting and are more fully explained and set-out subsequently in this Proxy:

1. Re-election of four incumbents and one new Director.

2. Ratification of the independent auditors of the Company for the calendar year ending December 31, 2006.

3. Vote upon other matters as may properly come before the meeting. Management has not scheduled or noticed any other matters and does not anticipate any other issues to be raised at the Annual Meeting.

Principal Shareholders

The Company knows of no person or group, except the following, which, as of the date of this Proxy Statement, beneficially owns and has the right to vote more than 5% of the Company's Common Stock. The following principal shareholders, as well as principal officers and directors, should be deemed to be persons have a substantial interest and influence as to the matters proposed in this Proxy:

NAMES AND ADDRESS OF BENEFICIAL OWNER	SHARES BENEFICIALLY OWNED	PERCENT OF CLASS
1. Jensen Development Company(1) 3773 Cherry Creek Drive North #1025 Denver, Colorado 80209	132,130	24.0%

2. Gerald L. Jensen 3773 Cherry Creek Drive North #1025 Denver, Colorado 80209	119,858	21.74%

3. Julian D. Jensen 311 S. State Ste. 380 Salt Lake City, UT 84111	31,663	5.7%

4. All Directors as a Group		55.0%

(1) Jensen Development Company is wholly owned by Gerald L. Jensen.

SUMMARY INFORMATION AS TO DIRECTORS/PRINCIPAL OFFICERS

NAME	Director Since	Compensation

Gerald L. Jensen	1985	Salary as President: $54,000 - Inside Director Compensation - See Below*

Dilworth Nebeker	1981	Outside Director Stipend Only/ Chair of Audit Committee (See Below)

Richard Mandel, Jr.	1985	Outside Director Stipend Only (See Below)

Julian D. Jensen	1990	Outside Director Stipend Only (See Below)

Harvey Fenster	New Nominee	Outside Director Stipend Only (See Below)

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of common stock and preferred B stock of the Company as of October 31, 2006, by (a) each person who owned of record, or beneficially, more than five percent (5%) of the Company's $.10 par value common stock, its common voting securities, and (b) each director and nominee and all directors and officers as a group.

Owners	Shares of Common of Class of Beneficially	Percentage of Stock Owned: Common Stock	Shares of Preferred B of Class B Beneficially	Percentage of Stock Owned: Prefferred Stock

Gerald L. Jensen 3773 Cherry Creek Drive N, #1025 Denver, CO 80209	251,988*	45.7%	363,535*	67.2%

Dilworth Nebeker 10823 Palliser Bay Drive Las Vegas, NV 89141	2,900.5%		0	0%

Richard Mandel, Jr. 3333 E Florida #94 Denver, CO 80210	13,100	2.4%	8,000	1.5%

Edwin Peiker, Jr. 550 Ord Drive Boulder, CO 80401	4,000.7%		0	0%

Julian D. Jensen 311 South State Street, #380 Salt Lake City, UT 84111	31,663	5.7%	0	0%

Directors as a Group	305,651	55.0%	371,535	68.7%

* Includes 132,130 shares of Common and 132,130 shares of preferred B held by Jensen Development Company which is owned by Gerald L. Jensen.

At present there are no management or director stock options or rights.

EXECUTIVE COMPENSATION

Certain additional required information concerning remuneration, other compensation and ownership of securities by the Directors and Officers is set-out in the enclosed 10-K Report and incorporated by this reference. Directors currently received $350 for each half-day session of meetings of the Board. The Audit Committee Chairman receives $500 per quarter and each member receives $350 per quarter.

Remuneration

During the fiscal year ended December 31, 2005, there were no officers, employees or directors whose total cash or other remuneration exceeded $80,000.

Summary Compensation Table

2004 Compensation Gerald L. Jensen, President. (No other executive salaries)

	2003	2004	2005	2006 YTD

Annual Compensation
Salary	$54,000	$54,000	$54,000	$45,000
Bonus	$0	$0	$0	$0
Other Annual Compensation	$0	$0	$0	$0

Long Term Compensation
Awards
Restricted Stock Awards	$0	$0	$0	$0
Payouts
No. Shares Covered by Option Grant	0	0	0	0
Long Term Incentive Plan Payout	$0	$0	$0	$0
All Other Compensation	$1,620*	$1,620*	$1,620*	$1,350*

*Mr. Gerald Jensen also receives an IRA contribution from the Company of $1,620 (3% of salary) per year.

Gerald L. Jensen is employed as the President and Chairman of Croff Enterprises, Inc. Mr. Jensen commits a substantial amount of his time, but not all, to his duties with the Company. Directors, excluding the President, are not paid a set salary by the Company, but are paid $350 for each half-day board meeting and $500 for each full-day board meeting.

Options, Warrants or Rights

The company had no outstanding stock options, warrants or rights, presently, or as of December 31, 2005.

PROPOSED REMUNERATION

During the current fiscal year 2006, the Company intends to compensate outside directors at the rate of $350 for a half-day meeting and $500 for a full day meeting. No changes are currently contemplated in salaries or directors compensation. The Company also plans to maintain the amounts paid to the Audit Committee Chairman of $500 per quarter and $350 per quarter to each member of the Audit Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain significant relationships and related transactions are set-out in the 2005 10-K Annual Report and incorporated by this reference.

MANAGEMENT'S STOCK RIGHTS AND OPTIONS

At present there are no management/director stock options or rights authorized or outstanding.

AUDIT COMMITTEE

Historically the company has not designated or utilized an audit committee.  However, under existing statutory requirements, the Company has implemented, as of January 1, 2004, an audit committee complying with the requirements of the Sarbanes-Oxley Act. The activities and reports of this committee have been and will be reported in the appropriate subsequent public disclosure documents filed by the company with the SEC.

CORPORATE PERFORMANCE GRAPH

Normally contained in this section would be a graph comparing the company's stock performance to the performance of the general market on which it trades, as well as comparisons to an industry segment of that market.  However, because during the last year, Croff had only a very limited trading market on the Electronic Bulletin Board, it is deemed such presentation would be inaccurate and potentially misleading.  Croff continues to have very limited trading activity.  The trading range during the last year has ranged from approximately $1.25 per share to $2.40 per share, and has remained at approximately $1.50 per share during the last three months.

MATTERS SUBJECT TO SHAREHOLDER VOTE

I.

ELECTION OF DIRECTORS

The Croff Board consists of Gerald L. Jensen, Dilworth A. Nebeker, Richard H. Mandel, Jr., Edwin W. Peiker, Jr., and Julian D. Jensen.  It is proposed that each of these incumbents, except Edwin W. Peiker, Jr., will stand for re-election.  Mr. Peiker has declined to serve another term because of other commitments.  The Board appreciates his long service to the Company.  Mr. Harvey Fenster has been substituted as a new director nominee and will begin serving in the event of his election.  Each director, if elected, will serve until the next annual meeting of shareholders, or until his successor is duly elected and qualified.  Election of directors last occurred in 2005 at the last annual meeting.  The following information is provided with respect to each current officer and director of the Company who are current nominees for re-election, as well as Mr. Fenster as a new nominee.

GERALD L. JENSEN, 66, PRESIDENT AND CHAIRMAN OF THE BOARD OF DIRECTORS

President of Croff Oil Company since October 1985.  Mr. Jensen has been an officer and director of Jenex Petroleum Corporation, a private oil and gas company, for over ten years, and an officer and director of other subsidiary or related companies.  In 2000, Mr. Jensen became Chairman of Provisor Capital Inc., a private finance company.  Mr. Jensen was a director of Pyro Energy Corp., a public company (N.Y.S.E.) engaged in coal production and oil and gas, from 1978 until it was sold in 1989.  Mr. Jensen is also an owner of private real estate, finance, and oil and gas companies.

RICHARD H. MANDEL, JR., 76 DIRECTOR

Mr. Mandel has been a director of Croff Enterprises, Inc. since 1986. Since 1982, Mr. Mandel has been President and a Board Member of American Western Group, Inc., an oil and gas producing company in Denver, Colorado.  From 1977 to 1984, he was President of Universal Drilling Co., Denver, Colorado.  Prior to 1977, Mr. Mandel worked for The Superior Oil Co., Honolulu Oil Co., and Signal Oil and Gas Co. as engineer and in management.

DILWORTH A. NEBEKER, 65, DIRECTOR

Mr. Nebeker served as President of Croff from September 2, 1983 to June 24, 1985, and has been a director of Croff since December 1981.  He is presently a consultant. Mr. Nebeker was a lawyer in private practice from 1986 to 2001.  He was a lawyer employed by Tosco Corporation, a public corporation, from 1973 to 1978. He was a lawyer with the Securities and Exchange Commission from 1967 to 1973.  Mr. Nebeker is Chairman of the Croff Audit Committee.

JULIAN D. JENSEN, 58, DIRECTOR

Mr. Jensen is the brother of the Company's president and has served as legal counsel to the Company for the past eight years.  Mr. Jensen has practiced primarily in the areas of corporate and securities law, in Salt Lake City, Utah, since 1975.  Mr. Jensen is currently associated with the firm of Jensen, Duffin & Dibb L.L.P., which acts as legal counsel for the Company.

HARVEY FENSTER, 65, DIRECTOR NOMINEE

Mr. Fenster currently is the President of BA Capital Company, a financial advisory services company.  From 1991 to 1994, he served as Senior Vice President and Chief Financial Officer of The Katz Corporation, a public international media representation firm.  Previously, Mr. Fenster was Executive Vice President and Chief Financial Officer of Pyro Energy Corp., a New York Stock Exchange listed public company engaged in coal mining, oil and gas exploration and development.  Mr. Fenster has also served as a director of Uranium Resources, Inc., a public company engaged in uranium exploration and production.  Mr. Fenster, a Certified Public Accountant is retired from public practice.

II.

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Auditors

The Board of Directors has appointed Ronald C. Chadwick, P.C. of 2851 South Parker Road, Suite 720, Aurora, Colorado 80014 as independent certified public accountants for the Company to examine the financial statements of the Company for the fiscal year ending December 31, 2006.  The appointment of Ronald Chadwick, P.C. is subject to ratification of the shareholders and a resolution for such ratification will be offered at the Annual Meeting as is contained in the enclosed proxy ballot.  Ronald Chadwick has been acting as independent accountant for the Company for the past year after the prior auditors, Causey, Demgen & Moore were no longer eligible to serve under certain limitations imposed by the Sarbanes-Oxley Act. Mr. Ronald R. Chadwick, P.C. has been proposed as the replacement auditor by virtue of his familiarity with the Company's affairs, his lower cost and his ability, and is considered by the Board as best qualified to perform this audit.  Croff has no disagreement over accounting information, policies or presentation with its prior auditors or Mr. Chadwick.  The present Board of Directors recommends adoption of a resolution appointing Mr. Chadwick as the independent auditor for the Company.  The foregoing accountant may be present at the Annual Meeting and has agreed to respond directly to any shareholder accounting questions sent to his office.

Audit Fees

Aggregate fees for professional services rendered by Causey, Demgen & Moore ("Auditors") in connection with its last audit of the company's consolidated financial statements as of and for the year ended December 31, 2005 aggregated $13,000. The limited reviews of the company's unaudited condensed consolidated interim financial statements paid to Ronald Chadwick aggregated $4,500 for the calendar year 2006 to date.

THE PRESENT BOARD URGES YOUR VOTE IN FAVOR OF THE RATIFICATION OF THE CURRENT PROPOSED AUDITOR

OTHER MATTERS

The Annual Meeting is called for the purposes set forth in the notice thereof.  The Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matters for action at the Annual Meeting other than those specifically referred to in the Notice of Meeting and this Proxy Statement.  If any other matters are properly brought before the Annual Meeting, it is the intention of the proxy holders to vote on such matters in accordance with their judgment.

STOCKHOLDER PROPOSALS

There were no stockholders proposals submitted for consideration at this Annual Meeting.  Stockholder proposals intended to be considered at the next Annual Meeting of Stockholders must be received by the Company no later than December 31, 2006.  Such proposals may be included in the next proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Under Section 16(a) of the Securities Exchange Act of 1934, as amended, Croff's directors, its executive officers, and any persons holding more than 10% of the common stock are required to report their ownership of the common stock and any changes in that ownership to the Securities and Exchange Commission.  Specific due dates for these reports have been established, and we are required to report in this proxy statement any failure to file by such dates during 2006.  To our knowledge, all of these filing requirements were satisfied by our directors, officers and 10% percent holders.  In making these statements, Croff has relied upon the written representations of its directors, officers and its 10% percent holders and copies of the reports that they have filed with the Commission.

OTHER INFORMATION

FINANCIAL REPORTS & OTHER IMPORTANT DOCUMENTS

      The financial reports for the Company's operations ended December 31, 2005 filed as Form 10-K and the unaudited financial reports for the period ended September 30, 2006 filed on Form 10-Q, are considered an integral part of this Proxy Statement and are incorporated by this reference.  See also, "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Form 10-K and Form  10-Q Reports which are available at Croff's website at www.croff.com, or from the Securities and Exchange Commission at www.sec.gov/edgar . A hardcopy of the Form 10-K is enclosed and the Form 10-Q report may be obtained by calling the Company's offices at 303-383-1555.

CURRENT ACTIVITIES

    The Company continues with its historical oil and gas activities as generally reported in the referenced 10-K and 10-Q reports.  However, the Company during the last fiscal year primarily has not focused upon expansion of its oil and gas activities, but continues to seek a strategic alliance and potential reorganization of the Company to maximize shareholder value.  Any definitive alliance, merger, acquisition or reorganization will be reported on Form 8-K and will most likely require shareholder approval through a subsequent Proxy solicitation.

Dated: November 7th, 2006

BY ORDER OF THE BOARD OF DIRECTORS:

____________/S/ Gerald L. Jensen________________________
Gerald L. Jensen, Chairman of the Board

2006 PROXY BALLOT

FOR

The Annual Meeting of Shareholders of

Croff Enterprises, Inc.

December 5, 2006, at 11:00 A.M.

Please complete, sign and provide any additional information on this Proxy Statement and return it to the Company by mailing it back prior to December 5, 2006 in the enclosed envelope.

FOR	AGAINST	ABSTAIN	PROPOSAL:
Election of all current management nominees to the Board of Directors. If voting against election of all, indicate below your individual vote.

YOU MAY VOTE FOR ALL CURRENT NOMINEES ABOVE; OR
YOU MAY VOTE INDIVIDUALLY AS TO EACH PROPOSED DIRECTOR BELOW

FOR	AGAINST	ABSTAIN
Mr. Gerald L. Jensen, Director and President
Mr. Richard H. Mandel, Jr., Director
Mr. Dilworth A. Nebeker, Director
Mr. Julian D. Jensen, Director
Mr. Harvey Fenster, Nominee

OTHER MATTERS

Election to retain Ronald C. Chadwick, P.C. as independent CPAs for the Company for 2006.:
Grant to current management the right to vote your proxy in accordance with their judgment on other matters as may properly come before the meeting.

OTHER SHAREHOLDER PROPOSALS AND/OR NOMINATIONS
(Unless otherwise indicated, your proxy will be voted in favor of any nomination or proposal indicated below.)

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(Attach sheets as necessary)

____Check here if you plan to attend meeting.

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SIGNATURE

______________________________________

Print Shareholder Name(s) exactly
as they appear on your Certificate:

Complete If Known: Certificate #: _____________________ No. of Shares:_____________

Date: ____________________